Exhibit 6.6

AMENDMENT NO. 10 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 10 to Loan and Security Agreement ("Amendment") is made this January 29, 2021, by and between CRESTMARK, A DIVISION OF METABANIC, NATIONAL ASSOCIATION, formerly known as Crestmark, a division of MetaBank, whose address is 5480 Corporate Drive, Suite 350, Troy, MI 48098 ("Crestmark"), as assignee of Crestmark Bank, COHERIX, INC., a Delaware corporation, whose chief executive office is located at 3980 Ranchero Drive, Ann Arbor, MI 48108 ("Borrower"), and DWIGHT D. CARLSON ("Validity Guarantor"). This Amendment amends that certain Loan and Security Agreement executed August 19, 2016 (as may be amended from time to time, collectively the "Agreement").

BACKGROUND:

The parties have executed the Agreement and Loan Documents;

The Borrower and Guarantor are indebted and/or obligated to Crestmark without offset or deduction pursuant to the Agreement and the Loan Documents all of which are in full force and effect and

Borrower, Crestmark and Guarantor, desire to modify and amend certain terms, conditions, covenants and obligations contained in the Agreement and the Loan Documents as set forth below.

Accordingly, the parties agree as follows:

1.           DEFINED TERMS:

Capitalized terms that are not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement

2.           AMENDMENT AND MODIFICATION TO THE AGREEMENT:

A.               Section 2(b)(ii) of the Schedule to the Agreement is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

"(ii)	the Borrowing Base, not to exceed $2,000,000.00, which beginning February 15, 2021, the Borrowing Base will be reduced by 11 equal consecutive monthly payments of $181,819.00, plus interest, and continuing on the 15th day of each month thereafter until the Borrowing Base has been paid in full by December 31, 2021; provided, however, if either the Borrower or Account Debtor Panasonic ("Panasonic") chooses to terminate the Technical Collaboration and Licensing Agreement between Borrower and Panasonic, or such Agreement expires and is not renewed, then the Borrowing Base is immediately reduced to zero, and any indebtedness still due and owing under the Borrowing Base shall become immediately due and payable in full."

B.               Section 4, "Maintenance Fee" of the Schedule to the Agreement is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

Maintenance Fee: Borrower will pay Crestmark a monthly Maintenance Fee of 0.45% of the monthly average outstanding principal balance of the Loan for advances made on Accounts Receivable for the preceding month, and with respect to the Borrowing Base, 0.55% of the monthly average outstanding principal balance on the Borrowing Base ("BB Maintenance"), each month until this Agreement is terminated and Crestmark is repaid the Obligations in full, or with respect to the BB Maintenance Fee, the Borrowing Base has been paid in full.

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C.               Section 11, "BORROWER'S PROMISES" subsection E "FINANCIAL COVENANTS" of the Schedule to the Agreement is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

E. FINANCIAL COVENANTS: Borrower will maintain the following Financial Covenants, which will be tested on a quarterly basis:

A minimum Tangible Net Worth quarterly of at least negative ($22,000,000.00). "Tangible Net Worth" means, as of the date of determination, total assets less total liabilities less the sum of (i) the aggregate amount of non-trade Accounts Receivable, including Accounts Receivable from affiliated or related Persons; (ii) prepaid expenses; (iii) deposits; (iv) net leasehold improvements; (v) goodwill; and (vi) any other asset which would be treated as an intangible asset under GAAP, plus Subordinated Debt "Subordinated Debt" means any and all indebtedness presently or in the future incurred by Borrower to any creditor of Borrower entering into a written subordination agreement with Crestmark.

In addition, at no time shall Borrower make any loans, advances, intercompany transfers or cash flow in excess of $75,000.00 on a monthly basis between Borrower and any subsidiary, related entity or affiliate of Borrower or with any company that has common shareholders, officers or directors with Borrower.

All of the financial covenants in this Agreement shall be determined in accordance with GAAP, unless otherwise provided.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination and applied on a consistent basis.

3.             REAFFIRMATION OF GUARANTY:

As a specific inducement to Crestmark to enter into the Agreement Validity Guarantor has executed a Validity Guaranty dated August 17, 2016 (the "Validity Guaranty'. Validity Guarantor hereby acknowledges and agrees to the amendments and modifications set forth above and reaffirm the Validity Guaranty with respect to all liabilities, obligations and the Indebtedness therein guaranteed as herein amended and modified. Validity Guarantor further acknowledges that Validity Guarantor remains liable in accordance with the germs of the Validity Guaranty without offset or counterclaim. Validity Guarantor also acknowledges and agrees that Validity Guarantor's liability under the Guaranty is limited as set forth in the Validity Guaranty.

4.             EXPENSES:

Borrower will promptly pay all expenses, fees and costs incurred by Crestmark with respect to the preparation, execution, and delivery of this Amendment, and all other documents contemplated herewith, including reasonable attorneys' fees.

5.             NO WAIVER:

Borrower acknowledges that the execution of this Amendment does not constitute a waiver or cure of any Default, whether matured or otherwise, if any, that previously existed or now exists under the Agreement or any Loan Document. By execution of this Amendment, Crestmark will not be deemed to have waived any of its rights or remedies under the Agreement or any Loan Document.

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6.             SURVIVAL. REAFFIRMATION, AND NO DEFENSES:

Each undersigned Borrower and Guarantor agrees, in all capacities in which the signatory has executed the Agreement or any of the Loan Documents, as follows:

A.               That, except as herein expressly modified or amended, all terms, conditions, covenants, representations and warranties contained in the Agreement and the Loan Documents are true and correct, continue to be satisfied in all respects and are legal, valid and binding obligations. The undersigned hereby ratify, agree to and confirm the Agreement and the Loan Documents and consent to and acknowledge this Amendment.

B.               That payment of the Indebtedness is the valid obligation of Borrower and Guarantor and, as of the date hereof, Borrower and Guarantor have absolutely no defenses, claims, rights of set-off or counterclaims against Crestmark or the payment of the Indebtedness. This Amendment shall not impair the rights, remedies and Collateral given in the Agreement and the Loan Documents.

C.               That the liability of the undersigned howsoever arising or provided for in the Agreement and the Loan Documents is hereby reaffirmed.

7.       RELEASE:

In consideration of Crestmark executing this Amendment, Borrower and Guarantor do each hereby release and discharge Crestmark of and from any and all claims, harm, causes of action, liabilities, injuries, expenses (including attorneys' fees) and damages of any and every kind, known or unknown, legal or equitable, which Borrower or Guarantor have against Crestmark from the date of Borrower's and Guarantor's first contact with Crestmark up to the date of this Amendment. Borrower and Guarantor confirm to Crestmark that they have reviewed the effect of this release with legal counsel of their choice, or have been afforded the opportunity to do so, prior to the execution of this Amendment and each acknowledges and agrees that Crestmark is relying upon this release in executing this Amendment.

8.       CONFIRMATION OF LIEN UPON COLLATERAL:

The Borrower acknowledges and agrees that pursuant to the terms of the Agreement, the obligations of the Borrower and the Indebtedness are secured by a first priority lien and security interest in the Collateral (as defined in the Agreement). The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of the Agreement, and nothing contained herein shall affect or be construed to affect the lien or encumbrance created by the Agreement or the priority thereof.

9.       NO ORAL MODIFICATION:

This Amendment may only be altered or modified by written instrument duly executed by Borrower and Crestmark.

The parties hereto have executed this Amendment the day and year first appearing above

Signature page to follow.

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Signature page to

AMENDMENT NO. 10 TO LOAN AND SECURITY AGREEMENT

"CRESTMARK"

Crestmark, a division of MetaBank, National Association

By:	/s/ Patricia Oakes

Print Name:	Patricia Oakes

Its	Vice President

"BORROWER"

Coherix, Inc. a Delaware corporation

By:	/s/ Dwight D. Carlson
Dwight D. Carlson

Its:	CEO

The undersigned Validity Guarantor and Guarantor, by signing this Amendment, agrees he has read and understands this Amendment and agrees to all of its terms.

“VALIDITY GUARANTOR”

/s/ Dwight D. Carlson
Dwight D. Carlson, Individually

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